EXHIBIT 99.1

Lakeland Bancorp Announces First Quarter Results and Increases Cash Dividend 9%

OAK RIDGE, N.J., April 29, 2019 (GLOBE NEWSWIRE) -- Lakeland Bancorp, Inc. (NASDAQ: LBAI) (the “Company”), the parent company of Lakeland Bank (“Lakeland”), reported net income of $15.6 million and earnings per diluted share ("EPS") of $0.31 for the three months ended March 31, 2019 versus net income of $15.3 million and EPS of $0.32 for the prior year quarter. Excluding merger-related expenses pertaining to the Company’s January 2019 acquisition of Highlands Bancorp, Inc. ("Highlands") of $2.1 million, tax-effected, net income for the first quarter of 2019 was $17.8 million, or $0.35 per diluted share.

For the first quarter of 2019, annualized return on average assets was 1.02%, annualized return on average common equity was 9.41% and annualized return on average tangible common equity was 12.32%. Excluding merger-related expenses these ratios were 1.17%, 10.71% and 14.01%, respectively.

The acquisition of Highlands, completed on January 4, 2019, added $496.9 million in total assets, $428.1 million in total loans and $409.6 million in total deposits. Goodwill totaled $17.7 million and core deposit intangibles were $3.7 million. The Company’s financial statements reflect the impact of the merger from the date of acquisition, which should be considered when comparing periods.

Thomas Shara, Lakeland Bancorp’s President and CEO commented, "We’re excited to complete the Highlands Bancorp acquisition this quarter and welcome the Highlands customers and shareholders to the Lakeland family. Another highlight is our successful completion the Highlands core conversion to our systems and additional services their customers will benefit from as part of a larger institution. Lakeland continues to carefully grow our assets in a very competitive environment and as a sign of continued confidence, our Board increased the annual cash dividend from $0.46 to $0.50 per share."

Net Interest Margin and Income

Net interest margin for the first quarter of 2019 of 3.42% increased three basis points from the first quarter of 2018 and 13 basis points from the fourth quarter of 2018. The increase in net interest margin from the prior quarter was due to the continued increase in loan portfolio yield as a result of the origination of higher yielding loans and $1.0 million of accretion income on Highlands' loans and deposits.

The yield on interest-earning assets for the first quarter of 2019 was 4.44% compared to 4.02% for the first quarter of 2018 and 4.20% for the fourth quarter of 2018. The increase in yield from the prior quarter was a result of originating higher yielding loans, $787,000 in accretion income on loans and higher investment securities yields.

The cost of interest-bearing liabilities for the first quarter of 2019 was 1.34% compared to 0.83% for the first quarter of 2018 and 1.21% for the fourth quarter of 2018. The cost of interest-bearing transaction accounts, time deposits and borrowings have increased since the first quarter of 2018 largely driven by competitive pressures and higher market interest rates.

Net interest income increased to $48.6 million for the first quarter of 2019 compared to $42.2 million for the first quarter of 2018, due primarily to the growth of interest-earning assets and increases in loan yields, partially offset by an increase in interest-bearing liabilities and higher interest rates on deposits and borrowings.

Noninterest Income

Noninterest income increased $389,000 to $5.7 million for the first quarter of 2019 from $5.3 million for the first quarter of 2018. The Company recorded a $353,000 gain on equity securities in the first quarter of 2019 compared to a loss of $18,000 during the same period in 2018. In addition, commissions and fees increased $140,000 compared to the first quarter of 2018 due primarily to an increase in investment services income, while gains on sales of loans increased $125,000. Other income decreased $173,000 due primarily to a decrease in loan swap income.

Noninterest Expense

Noninterest expense totaled $34.0 million for the first quarter of 2019 compared to $27.1 million for the first quarter of 2018. Excluding $2.9 million in pre-tax merger related expenses, noninterest expense increased $4.0 million primarily due to salary and employee benefit expense increasing $2.4 million as a result of additions to our staff from the Highlands merger, normal merit increases and higher benefit costs. In the first quarter of 2019, data processing expense increased $861,000 compared to the first quarter of 2018 due primarily to the Company’s expansion and improvement of its digital infrastructure. Net occupancy expense and core deposit intangible amortization increased $216,000 and $147,000, respectively, due primarily to the Highlands merger.

Income Tax Expense

The effective tax rate for the first quarter of 2019 was 21.2% compared to 20.3% for the same period last year.

Financial Condition

At March 31, 2019, total assets were $6.37 billion, an increase of $559.0 million, including $496.9 million from Highlands compared to December 31, 2018. Total loans grew $464.2 million, including $428.1 million from Highlands, to $4.92 billion and investment securities increased $29.2 million, including $24.5 million from Highlands, to $850.7 million. On the funding side, total deposits increased $443.9 million, including $409.6 million from Highlands, to $5.06 billion, while borrowings increased $35.2 million, including $41.0 million from Highlands to $555.2 million. At March 31, 2019, total loans as a percent of total deposits was 97.2%.

Asset Quality

At March 31, 2019, non-performing assets totaled $16.4 million, 0.26% of total assets, compared to $13.0 million, 0.22% of total assets, at December 31, 2018. Non-accrual loans as a percent of total loans equaled 0.32% at March 31, 2019 compared to 0.27% at December 31, 2018. The allowance for loan losses increased to $38.0 million, 0.77% of total loans, at March 31, 2019, compared to $37.7 million, 0.84% of total loans, at December 31, 2018. The Company's allowance for loan losses excluding acquired loans would be 0.91%. In the first quarter of 2019, the Company had net charge-offs of $217,000, 0.02% of average loans, annualized, compared to net charge-offs of $1.1 million, 0.10% of average loans, annualized, for the same period in 2018. The first quarter of 2019 provision for loan losses was $508,000 compared to $1.3 million in the first quarter of 2018.

Capital

At March 31, 2019, stockholders' equity was $681.3 million compared to $623.7 million at December 31, 2018, a 9% increase. Lakeland Bank remains above FDIC “well capitalized” standards, with a Tier 1 Leverage Ratio of 9.23% at March 31, 2019. The book value per common share and tangible book value per common share increased 9.0% and 9.2% to $13.51 and $10.35, respectively,  compared to $12.40 and $9.48 at March 31, 2018. On April 25, 2019, the Company increased the quarterly cash dividend by $0.01 per share, or 9% to $0.125 per share to be paid on May 17, 2019 to shareholders of record as of May 9, 2019.

Forward-Looking Statements

The information disclosed in this document includes various forward-looking statements that are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words “anticipates”, “projects”, “intends”, “estimates”, “expects”, “believes”, “plans”, “may”, “will”, “should”, “could”, and other similar expressions are intended to identify such forward-looking statements. The Company cautions that these forward-looking statements are necessarily speculative and speak only as of the date made, and are subject to numerous assumptions, risks and uncertainties, all of which may change over time. Actual results could differ materially from such forward-looking statements. The following factors, among others, could cause actual results to differ materially and adversely from such forward-looking statements: changes in the financial services industry and the U.S. and global capital markets, changes in economic conditions nationally, regionally and in the Company’s markets, the nature and timing of actions of the Federal Reserve Board and other regulators, the nature and timing of legislation and regulation affecting the financial services industry, government intervention in the U.S. financial system, changes in federal and state tax laws, changes in levels of market interest rates, pricing pressures on loan and deposit products, credit risks of the Company’s lending and leasing activities, successful implementation, deployment and upgrades of new and existing technology, systems, services and products, customers’ acceptance of the Company’s products and services, competition and failure to realize anticipated efficiencies and synergies from the merger of Highlands Bancorp, Inc. into Lakeland Bancorp and the merger of Highlands State Bank into Lakeland Bank. Any statements made by the Company that are not historical facts (including statements regarding anticipated synergies from the Highlands Bancorp and Highlands State Bank mergers and regarding positioning for 2019) should be considered to be forward-looking statements. The Company is not obligated to update and does not undertake to update any of its forward-looking statements made herein.

Explanation of Non-GAAP Financial Measures

Reported amounts are presented in accordance with accounting principles generally accepted in the United States of America ("GAAP"). This press release also contains certain supplemental non-GAAP information that the Company’s management uses in its analysis of the Company’s financial results. Specifically, the Company provides measures based on what it believes are its operating earnings on a consistent basis, and excludes material non-routine operating items which affect the GAAP reporting of results of operations. The Company’s management believes that providing this information to analysts and investors allows them to better understand and evaluate the Company’s core financial results for the periods in question.

The Company also provides measurements and ratios based on tangible equity and tangible assets. These measures are utilized by regulators and market analysts to evaluate a company’s financial condition and, therefore, the Company’s management believes that such information is useful to investors.

The Company also uses an efficiency ratio that is a non-GAAP financial measure. The ratio that the Company uses excludes amortization of core deposit intangibles, provision for unfunded lending commitments and, where applicable, long-term debt prepayment fees and merger related expenses. Income for the non-GAAP ratio is increased by the favorable effect of tax-exempt income and excludes gains and losses from the sale of investment securities and gain on debt extinguishment, which can vary from period to period. The Company uses this ratio because it believes the ratio provides a relevant measure to compare the operating performance period to period.

These disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies. See accompanying non-GAAP tables.

About Lakeland

Lakeland Bancorp, Inc. (NASDAQ:LBAI) has approximately $6.37 billion in total assets. Lakeland Bank, a wholly-owned subsidiary of Lakeland Bancorp, Inc., operates 53 branch offices throughout Bergen, Essex, Morris, Ocean, Passaic, Somerset, Sussex, and Union counties in New Jersey including one branch in Highland Mills, New York; five New Jersey regional commercial lending centers in Bernardsville, Jackson, Montville, Teaneck and Waldwick; and one New York commercial lending center to serve the Hudson Valley region. Lakeland also has a commercial loan production office serving Middlesex and Monmouth counties in New Jersey.  Lakeland Bank offers an extensive suite of financial products and services for businesses and consumers. Visit LakelandBank.com for more information.

Thomas J. Shara
President & CEO

Thomas F. Splaine
EVP & CFO
973-697-2000

Lakeland Bancorp, Inc.
Consolidated Statements of Income
(Unaudited)

	Three Months Ended March 31,
(Dollars in thousands, except per share amounts)	2019	2018

INTEREST INCOME
Loans and net deferred fees and costs	$57,642	$45,544
Federal funds sold and interest-bearing deposits with banks	254	166
Taxable investment securities and other	4,873	3,992
Tax exempt investment securities	408	443
TOTAL INTEREST INCOME	63,177	50,145
INTEREST EXPENSE
Deposits	11,497	5,755
Federal funds purchased and securities sold under agreements to repurchase	608	134
Other borrowings	2,466	2,020
TOTAL INTEREST EXPENSE	14,571	7,909
NET INTEREST INCOME	48,606	42,236
Provision for loan losses	508	1,284
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	48,098	40,952
NONINTEREST INCOME
Service charges on deposit accounts	2,573	2,611
Commissions and fees	1,412	1,272
Income on bank owned life insurance	683	719
Gain (loss) on equity securities	353	(18)
Gains on sales of loans	371	246
Other income	331	504
TOTAL NONINTEREST INCOME	5,723	5,334
NONINTEREST EXPENSE
Salaries and employee benefit expense	19,231	16,861
Net occupancy expense	2,954	2,738
Furniture and equipment expense	2,116	2,206
FDIC insurance expense	450	425
Stationary, supplies and postage expense	447	416
Marketing expense	469	361
Data processing expense	1,327	466
Telecommunications expense	493	421
ATM and debit card expense	602	510
Core deposit intangible amortization	304	157
Other real estate owned and other repossessed assets expense	86	46
Merger related expenses	2,860	—
Other expenses	2,645	2,530
TOTAL NONINTEREST EXPENSE	33,984	27,137
INCOME BEFORE PROVISION FOR INCOME TAXES	19,837	19,149
Provision for income taxes	4,211	3,894
NET INCOME	$15,626	$15,255

EARNINGS PER COMMON SHARE:
Basic	$0.31	$0.32
Diluted	$0.31	$0.32
DIVIDENDS PAID PER COMMON SHARE	$0.115	$0.100

Lakeland Bancorp, Inc.
Consolidated Balance Sheets

(Dollars in thousands)	March 31, 2019	December 31, 2018
	(Unaudited)
ASSETS
Cash	$205,322	$205,199
Interest-bearing deposits due from banks	21,037	3,400
Total cash and cash equivalents	226,359	208,599
Investment securities available for sale, at fair value	659,238	638,618
Equity securities, at fair value	15,232	15,921
Investment securities held to maturity; fair value of $158,219 at March 31, 2019 and $150,932 at December 31, 2018	159,308	153,646
Federal Home Loan Bank and other membership stocks, at cost	16,951	13,301
Loans held for sale	600	1,113
Loans, net of deferred fees	4,921,391	4,456,733
Allowance for loan losses	(37,979)	(37,688)
Net loans	4,883,412	4,419,045
Premises and equipment, net	51,703	49,175
Operating lease right-of-use assets	19,239	—
Accrued interest receivable	17,515	16,114
Goodwill	154,153	136,433
Other identifiable intangible assets	5,192	1,768
Bank owned life insurance	110,430	110,052
Other assets	45,731	42,308
TOTAL ASSETS	$6,365,063	$5,806,093

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
Deposits:
Noninterest-bearing	$1,071,890	$950,218
Savings and interest-bearing transaction accounts	3,046,322	2,913,414
Time deposits $250 thousand and under	736,957	589,737
Time deposits over $250 thousand	209,415	167,301
Total deposits	5,064,584	4,620,670
Federal funds purchased and securities sold under agreements to repurchase	261,266	233,905
Other borrowings	175,783	181,118
Subordinated debentures	118,193	105,027
Operating lease liabilities	20,823	—
Other liabilities	43,071	41,634
TOTAL LIABILITIES	5,683,720	5,182,354

STOCKHOLDERS' EQUITY
Common stock, no par value; authorized 100,000,000 shares at March 31, 2019 and at December 31, 2018; issued shares 50,435,663 at March 31, 2019 and 47,486,250 shares at December 31, 2018	558,245	514,703
Retained earnings	126,787	116,874
Accumulated other comprehensive loss	(3,689)	(7,838)
TOTAL STOCKHOLDERS' EQUITY	681,343	623,739
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$6,365,063	$5,806,093

Lakeland Bancorp, Inc.
Financial Highlights
(Unaudited)

	For the Quarter Ended
	March 31,	Dec 31,	Sept 30,	June 30,	March 31,
(Dollars in thousands, except per share data)	2019	2018	2018	2018	2018

INCOME STATEMENT
Net interest income	$48,606	$44,206	$43,624	$43,493	$42,236
Provision for loan losses	(508)	(591)	(1,046)	(1,492)	(1,284)
Gains on sales of loans	371	299	484	300	246
Gain (loss) on equity securities	353	(199)	(439)	73	(18)
Other noninterest income	4,999	5,528	5,594	5,336	5,106
Merger related expenses	(2,860)	(464)	—	—	—
Other noninterest expense	(31,124)	(28,199)	(27,793)	(27,574)	(27,137)
Pretax income	19,837	20,580	20,424	20,136	19,149
Provision for income taxes	(4,211)	(5,030)	(3,666)	(4,298)	(3,894)
Net income	$15,626	$15,550	$16,758	$15,838	$15,255

Basic earnings per common share	$0.31	$0.32	$0.35	$0.33	$0.32
Diluted earnings per common share	$0.31	$0.32	$0.35	$0.33	$0.32
Dividends paid per common share	$0.115	$0.115	$0.115	$0.115	$0.100
Dividends paid	$5,838	$5,510	$5,510	$5,509	$4,778
Weighted average shares - basic	50,275	47,605	47,605	47,600	47,503
Weighted average shares - diluted	50,442	47,780	47,788	47,770	47,736

SELECTED OPERATING RATIOS
Annualized return on average assets	1.02%	1.08%	1.19%	1.17%	1.14%
Annualized return on average common equity	9.41%	10.05%	11.02%	10.71%	10.60%
Annualized return on average tangible common equity (1)	12.32%	12.98%	14.31%	13.97%	13.90%
Annualized net interest margin	3.42%	3.29%	3.32%	3.43%	3.39%
Efficiency ratio (1)	56.62%	56.18%	56.00%	55.60%	56.58%
Common stockholders' equity to total assets	10.70%	10.74%	10.80%	10.80%	10.75%
Tangible common equity to tangible assets (1)	8.41%	8.57%	8.55%	8.51%	8.43%
Tier 1 risk-based ratio	10.98%	11.26%	11.21%	11.16%	11.08%
Total risk-based ratio	13.48%	13.71%	13.69%	13.67%	13.61%
Tier 1 leverage ratio	9.23%	9.39%	9.42%	9.43%	9.28%
Common equity tier 1 capital ratio	10.38%	10.62%	10.56%	10.49%	10.40%
Book value per common share	$13.51	$13.14	$12.79	$12.59	$12.40
Tangible book value per common share (1)	$10.35	$10.22	$9.88	$9.67	$9.48

(1) See Supplemental Information - Non-GAAP Financial Measures

Lakeland Bancorp, Inc.
Financial Highlights
(Unaudited)

	For the Quarter Ended
	March 31,	Dec 31,	Sept 30,	June 30,	March 31,
(Dollars in thousands)	2019	2018	2018	2018	2018

SELECTED BALANCE SHEET DATA AT PERIOD-END
Loans	$4,924,671	$4,460,447	$4,332,238	$4,281,302	$4,228,052
Allowance for loan losses	37,979	37,688	37,293	36,604	35,644
Investment securities	850,729	821,486	801,315	798,096	805,654
Total assets	6,365,063	5,806,093	5,627,057	5,534,488	5,477,829
Total deposits	5,064,584	4,620,670	4,642,443	4,400,019	4,447,965
Short-term borrowings	261,266	233,905	47,398	197,870	126,485
Other borrowings	293,976	286,145	289,635	301,339	281,906
Stockholders' equity	681,343	623,739	607,555	597,864	588,648

LOANS
Commercial, real estate	$3,769,545	$3,377,324	$3,281,946	$3,222,461	$3,169,375
Commercial, industrial and other	389,230	336,735	334,241	339,974	339,665
Equipment financing	90,791	87,925	82,881	82,006	78,238
Residential mortgages	335,290	329,854	315,135	321,717	323,054
Consumer and home equity	339,815	328,609	318,035	315,144	317,720
Total loans	$4,924,671	$4,460,447	$4,332,238	$4,281,302	$4,228,052

DEPOSITS
Noninterest-bearing	$1,071,890	$950,218	$996,296	$967,911	$974,641
Savings and interest-bearing transaction accounts	3,046,322	2,913,414	2,855,318	2,625,325	2,682,726
Time deposits	946,372	757,038	790,829	806,783	790,598
Total deposits	$5,064,584	$4,620,670	$4,642,443	$4,400,019	$4,447,965

Total loans to total deposits ratio	97.2%	96.5%	93.3%	97.3%	95.1%

SELECTED AVERAGE BALANCE SHEET DATA
Loans	$4,871,534	$4,393,382	$4,296,244	$4,247,443	$4,194,207
Investment securities	858,046	823,193	811,217	811,361	821,055
Interest-earning assets	5,772,853	5,346,934	5,221,612	5,094,048	5,062,628
Total assets	6,183,224	5,694,827	5,570,286	5,437,540	5,409,409
Noninterest-bearing demand deposits	1,056,060	1,003,508	999,217	969,965	964,498
Savings deposits	513,270	483,606	491,095	496,630	487,666
Interest-bearing transaction accounts	2,554,865	2,446,325	2,319,863	2,195,553	2,240,044
Time deposits	890,070	769,129	789,691	792,270	761,418
Total deposits	5,014,265	4,702,568	4,599,866	4,454,418	4,453,626
Short-term borrowings	128,972	50,196	36,702	73,305	55,137
Other borrowings	306,529	288,126	291,477	283,206	283,645
Total interest-bearing liabilities	4,393,706	4,037,382	3,928,828	3,840,964	3,827,910
Stockholders' equity	673,205	613,583	603,059	593,388	583,700

Lakeland Bancorp, Inc.
Financial Highlights
(Unaudited)

	For the Quarter Ended
	March 31,	Dec 31,	Sept 30,	June 30,	March 31,
(Dollars in thousands)	2019	2018	2018	2018	2018

AVERAGE ANNUALIZED YIELDS (TAXABLE EQUIVALENT BASIS)
ASSETS
Loans	4.80%	4.58%	4.54%	4.50%	4.40%
Taxable investment securities and other	2.49%	2.44%	2.26%	2.21%	2.17%
Tax-exempt securities	2.74%	2.74%	2.71%	2.66%	2.65%
Federal funds sold and interest-bearing cash accounts	2.35%	2.19%	1.87%	1.65%	1.40%
Total interest-earning assets	4.44%	4.20%	4.14%	4.12%	4.02%

LIABILITIES
Savings accounts	0.07%	0.06%	0.06%	0.06%	0.06%
Interest-bearing transaction accounts	1.18%	1.04%	0.89%	0.69%	0.61%
Time deposits	1.79%	1.79%	1.61%	1.34%	1.23%
Borrowings	2.82%	2.65%	2.66%	2.51%	2.54%
Total interest-bearing liabilities	1.34%	1.21%	1.08%	0.91%	0.83%
Net interest spread (taxable equivalent basis)	3.10%	2.99%	3.06%	3.21%	3.19%

Annualized net interest margin (taxable equivalent basis)	3.42%	3.29%	3.32%	3.43%	3.39%
Annualized cost of deposits	0.93%	0.84%	0.73%	0.59%	0.52%

ASSET QUALITY DATA
ALLOWANCE FOR LOAN LOSSES
Balance at beginning of period	$37,688	$37,293	$36,604	$35,644	$35,455
Provision for loan losses	508	591	1,046	1,492	1,284
Charge-offs	(516)	(381)	(753)	(963)	(1,250)
Recoveries	299	185	396	431	155
Balance at end of period	$37,979	$37,688	$37,293	$36,604	$35,644

NET LOAN CHARGE-OFFS (RECOVERIES)
Commercial, real estate	$67	$132	$(115)	$181	$(13)
Commercial, industrial and other	50	(44)	(26)	213	992
Equipment financing	85	28	366	69	21
Residential mortgages	41	(2)	36	(3)	79
Consumer and home equity	(26)	82	96	72	16
Net charge-offs	$217	$196	$357	$532	$1,095

NON-PERFORMING ASSETS
Commercial, real estate	$9,817	$7,192	$5,737	$7,353	$6,204
Commercial, industrial and other	2,202	1,019	1,189	1,171	1,505
Equipment financing	383	501	441	834	250
Residential mortgages	1,740	1,986	2,347	2,992	3,045
Consumer and home equity	1,581	1,432	1,410	1,917	2,341
Total non-accrual loans	15,723	12,130	11,124	14,267	13,345
Property acquired through foreclosure or repossession	715	830	2,754	2,184	1,392
Total non-performing assets	$16,438	$12,960	$13,878	$16,451	$14,737

Loans past due 90 days or more and still accruing	$78	$—	$16	$—	$1
Loans restructured and still accruing	$6,352	$9,293	$9,030	$7,926	$9,526

Ratio of allowance for loan losses to total loans	0.77%	0.84%	0.86%	0.85%	0.84%
Total non-accrual loans to total loans	0.32%	0.27%	0.26%	0.33%	0.32%
Total non-performing assets to total assets	0.26%	0.22%	0.25%	0.30%	0.27%
Annualized net charge-offs (recoveries) to average loans	0.02%	0.02%	0.03%	0.05%	0.10%

Lakeland Bancorp, Inc.
Supplemental Information - Non-GAAP Financial Measures
(Unaudited)

	At or for the Quarter Ended
	March 31,	Dec 31,	Sept 30,	June 30,	March 31,
(Dollars in thousands, except per share amounts)	2019	2018	2018	2018	2018

CALCULATION OF TANGIBLE BOOK VALUE PER COMMON SHARE
Total common stockholders' equity at end of period - GAAP	$681,343	$623,739	$607,555	$597,864	$588,648
Less: Goodwill	154,153	136,433	136,433	136,433	136,433
Less: Other identifiable intangible assets	5,192	1,768	1,910	2,052	2,205
Total tangible common stockholders' equity at end of period - Non-GAAP	$521,998	$485,538	$469,212	$459,379	$450,010

Shares outstanding at end of period	50,436	47,486	47,485	47,484	47,476

Book value per share - GAAP	$13.51	$13.14	$12.79	$12.59	$12.40

Tangible book value per share - Non-GAAP	$10.35	$10.22	$9.88	$9.67	$9.48

CALCULATION OF TANGIBLE COMMON EQUITY TO TANGIBLE ASSETS
Total tangible common stockholders' equity at end of period - Non-GAAP	$521,998	$485,538	$469,212	$459,379	$450,010

Total assets at end of period - GAAP	$6,365,063	$5,806,093	$5,627,057	$5,534,488	$5,477,829
Less: Goodwill	154,153	136,433	136,433	136,433	136,433
Less: Other identifiable intangible assets	5,192	1,768	1,910	2,052	2,205
Total tangible assets at end of period - Non-GAAP	$6,205,718	$5,667,892	$5,488,714	$5,396,003	$5,339,191

Common equity to assets - GAAP	10.70%	10.74%	10.80%	10.80%	10.75%

Tangible common equity to tangible assets - Non-GAAP	8.41%	8.57%	8.55%	8.51%	8.43%

CALCULATION OF RETURN ON AVERAGE TANGIBLE COMMON EQUITY
Net income - GAAP	$15,626	$15,550	$16,758	$15,838	$15,255

Total average common stockholders' equity - GAAP	$673,205	$613,583	$603,059	$593,388	$583,700
Less: Average goodwill	153,562	136,433	136,433	136,433	136,433
Less: Average other identifiable intangible assets	5,254	1,844	1,982	2,134	2,300
Total average tangible common stockholders' equity - Non-GAAP	$514,389	$475,306	$464,644	$454,821	$444,967

Return on average common stockholders' equity - GAAP	9.41%	10.05%	11.02%	10.71%	10.60%

Return on average tangible common stockholders' equity - Non-GAAP	12.32%	12.98%	14.31%	13.97%	13.90%

CALCULATION OF EFFICIENCY RATIO
Total noninterest expense	$33,984	$28,663	$27,793	$27,574	$27,137
Amortization of core deposit intangibles	(304)	(142)	(142)	(153)	(157)
Merger related expenses	(2,860)	(464)	—	—	—
Noninterest expense, as adjusted	$30,820	$28,057	$27,651	$27,421	$26,980

Net interest income	$48,606	$44,206	$43,624	$43,493	$42,236
Total noninterest income	5,723	5,628	5,639	5,709	5,334
Total revenue	54,329	49,834	49,263	49,202	47,570
Tax-equivalent adjustment on municipal securities	108	109	113	114	118
Total revenue, as adjusted	$54,437	$49,943	$49,376	$49,316	$47,688

Efficiency ratio - Non-GAAP	56.62%	56.18%	56.00%	55.60%	56.58%

Lakeland Bancorp, Inc.
Supplemental Information - Reconciliation of Net Income
(Unaudited)
	For the Quarter Ended
	March 31,	March 31,
(Dollars in thousands, except per share amounts)	2019	2018

Net income - GAAP	$15,626	$15,255

NON-ROUTINE TRANSACTIONS, NET OF TAX
Tax deductible merger related expenses	1,656	—
Non-tax deductible merger related expenses	491	—
Net effect of non-routine transactions	2,147	—

Net income available to common shareholders excluding non-routine transactions	$17,773	$15,255
Less: Earnings allocated to participating securities	(141)	(141)
Net Income, excluding non-routine transactions	$17,632	$15,114

Weighted average shares - Basic	50,275	$47,503
Weighted average shares - Diluted	50,442	$47,736

Basic earnings per share - GAAP	$0.31	$0.32
Diluted earnings per share - GAAP	$0.31	$0.32

Basic earnings per share, adjusted for non-routine transactions	$0.35	$0.32
Diluted earnings per share, adjusted for non-routine transactions (Core EPS)	$0.35	$0.32

Return on average assets - GAAP	1.02%	1.14%
Return on average assets, adjusted for non-routine transactions	1.17%	1.14%

Return on average common stockholders' equity - GAAP	9.41%	10.60%
Return on average common stockholders' equity, adjusted for non-routine transactions	10.71%	10.60%

Return on average tangible common stockholders' equity - Non-GAAP	12.32%	13.90%
Return on average tangible common stockholders' equity - Non-GAAP, adjusted for non-routine transactions	14.01%	13.90%